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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                November 26, 1997
               (Date of Report) (Date of earliest event reported)



                           NANTUCKET INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-8509                                            58-0962699
(Commission File Number)                              (I.R.S. Employer
                                                      Identification No.)


510 Broadhollow Road, Melville, NY                          11747
(Address of principal executive offices)                  (Zip Code)


                                 (516) 293-3172
               Registrant's telephone number, including area code


  ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

        (a) On November 26, 1997, the Board of Directors of the Company accepted the resignations of Joseph Visconti and Ronald S. Hoffman as members of the Board of Directors and elected Steven Schneider and Richard Ryan to fill the vacancies created by such resignations. In addition, the Board increased the number of Directors from nine (9) to ten (10) members and elected Marc M. Feder and James H. Carey as Directors.

         (b) On November 26, 1997, the Board of Directors accepted the resignation of Ronald S. Hoffman, as Chief Financial Officer, Vice President-Finance, and Secretary and elected Nicholas Dmytryszyn as Chief Financial Officer and Katherine M. Kozub as Secretary.

        (c) On December 3, 1997, the Company entered into a lease for approximately 71,000 square feet of space at 435 Industrial Park Road in Cartersville, Georgia for a 60-month term commencing on January 1, 1998. The monthly rental amount will be $15,679 increasing based on an established formula over the term of the lease. These premises will be used for offices, warehouse, packaging and as a distribution center.

        (d) On December 9, 1997, Donald Gold, a Director of the Company filed a Complaint against the Company in the State Court of Fulton County, State of Georgia relating to payments allegedly due to him under the March 18, 1994 Severance Agreement.

Item 7

        (c)  Exhibits


        Exhibits which, in their entirety, are incorporated by reference to any report, exhibit or other filing previously made with the Securities and Exchange Commission are designated by an asterisk (*) and the location of such material is included in its description.

Exhibit No                  Description                                                             Page No.
----------                  -----------                                                             --------
   99 (S)                   Lease dated December 3, 1997                                         Filed Herewith




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NANTUCKET INDUSTRIES, INC.


                                      /s/ Stephen M. Samberg
                                By: _______________________________________
                                      Stephen M. Samberg,
                                      Chairman and Chief Executive Officer



Dated: December 19, 1997




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